PRESS RELEASE

May 9, 2024

Century Casinos, Inc. Announces First Quarter 2024 Results

Challenging Start to the Year but Maintain Positive Outlook for the Second Half of 2024

Colorado Springs, Colorado – May 9, 2024 – Century Casinos, Inc. (the “Company”, “we”, “us”, or “our”) (Nasdaq Capital Market®: CNTY) today announced its financial results for the three months ended March 31, 2024.

First Quarter 2024 Highlights*

Compared to the three months ended March 31, 2023:

•	Net operating revenue was $136.0 million, an increase of 25%.
•	Earnings from operations were $8.3 million, a decrease of (55%).
•	Net loss attributable to Century Casinos, Inc. shareholders was ($13.5) million, a change of (990%), and basic loss per share was ($0.45).
•	Adjusted EBITDAR** was $21.3 million, a decrease of (18%).

“We anticipated a challenging first quarter due to continuing construction disruptions and the closure of three of our casinos in Poland for some or all of the quarter.  The quarter was further impacted by disruptions from severe weather at the majority of our US casinos.  Cash payments of $12.2 million for taxes related to the September 2023 sale and leaseback of our Canada properties and a $3.4 million one-time principal paydown of debt as well as $18.4 million in property and equipment purchases decreased our overall cash balance,” Erwin Haitzmann and Peter Hoetzinger, Co-Chief Executive Officers of Century Casinos remarked. “Our positive outlook for the second half of 2024 into 2025 remains unchanged. Our increased spend on capital projects throughout our properties is expected to end over the summer. Our largest capital project (fully funded by VICI Properties Inc.), the land-based casino in Caruthersville, Missouri, is also expected to be completed by the end of the year. By 2025, all of our operations should be in great shape with no more construction disruptions and all casinos in Poland fully operational. We are also excited about the performance of The Riverview, our new hotel at Century Casino Cape Girardeau, Missouri, which has exceeded our expectations so far,” Messrs. Haitzmann and Hoetzinger concluded.

UPDATES

The Riverview – On April 4, 2024, the Company opened its hotel in Cape Girardeau, Missouri, The Riverview.  The Riverview is a 69 room, six-story building with 68,000 square feet that is adjacent to and connected with Century Casino Cape Girardeau. The project cost $30.5 million and was financed with cash on hand.

Caruthersville Project – The Company is constructing a new land-based casino with a 38 room hotel in Caruthersville, Missouri. The project continues to be on time and on budget with an estimated project cost of $51.9 million. Construction started in December 2022 with completion expected in the fourth quarter of 2024. The Company is funding this project through VICI Properties, Inc. (“VICI”). Following completion, VICI will own the real estate improvements associated with the Caruthersville project, which will become a part of the Company’s triple net lease (“Master Lease”) with subsidiaries of VICI.

Poland – The Company reopened its casinos in Bielsko-Biala in February 2024 and Katowice in March 2024 following temporary closures due to licensing delays. Renovations on the new casino location in Wroclaw continue, and the Company expects to open the casino in the third quarter of 2024.

* Amounts presented are rounded. As such, rounding differences could occur in period over period changes and percentages reported.

** Adjusted EBITDAR,  Adjusted EBITDAR margin and Net Debt are Non-US GAAP financial measures. See discussion and reconciliation of Non-US GAAP financial measures in Supplemental Information below.

RESULTS

The consolidated results for the three months ended March 31, 2024 and 2023 are as follows:

	For the three months
Amounts in thousands, except per share data	ended March 31,		%
Consolidated Results:	2024	2023	Change
Net Operating Revenue	$136,017	$108,508	25%
Earnings from Operations	8,287	18,400	(55%)
Net Loss Attributable to Century Casinos, Inc. Shareholders	$(13,544)	$(1,243)	(990%)

Adjusted EBITDAR**	$21,250	$26,054	(18%)

Net Loss Per Share Attributable to Century Casinos, Inc. Shareholders:
Basic	$(0.45)	$(0.04)	(1025%)
Diluted	$(0.45)	$(0.04)	(1025%)

RESULTS BY Reportable Segment*

Following is a summary of the changes in net operating revenue by reportable segment for the three months ended March 31, 2024,  compared to the three months ended March 31, 2023:

	Net Operating Revenue
	For the three months
Amounts in	ended March 31,		$	%
thousands	2024	2023	Change	Change
United States	$96,034	$66,369	$29,665	45%
Canada	18,321	16,503	1,818	11%
Poland	21,649	25,579	(3,930)	(15%)
Corporate and Other	13	57	(44)	(77%)
Consolidated	$136,017	$108,508	$27,509	25%

Following is a summary of the changes in earnings (loss) from operations by reportable segment for the three months ended March 31, 2024,  compared to the three months ended March 31, 2023:

	Earnings (Loss) from Operations
	For the three months
Amounts in	ended March 31,		$	%
thousands	2024	2023	Change	Change
United States	$8,468	$14,270	$(5,802)	(41%)
Canada	4,029	4,001	28	1%
Poland	(22)	2,643	(2,665)	(101%)
Corporate and Other	(4,188)	(2,514)	(1,674)	(67%)
Consolidated	$8,287	$18,400	$(10,113)	(55%)

* Amounts presented are rounded. As such, rounding differences could occur in period over period changes and percentages reported.

** Adjusted EBITDAR, Adjusted EBITDAR margin and Net Debt are Non-US GAAP financial measures. See discussion and reconciliation of Non-US GAAP financial measures in Supplemental Information below.

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Following is a summary of the changes in net (loss) earnings attributable to Century Casinos, Inc. shareholders by reportable segment for the three months ended March 31, 2024,  compared to the three months ended March 31, 2023:

	Net (Loss) Earnings Attributable to Century Casinos, Inc. Shareholders
	For the three months
Amounts in	ended March 31,		$	%
thousands	2024	2023	Change	Change
United States	$(2,782)	$5,375	$(8,157)	(152%)
Canada	1,132	1,867	(735)	(39%)
Poland	3	1,574	(1,571)	(100%)
Corporate and Other	(11,897)	(10,059)	(1,838)	(18%)
Consolidated	$(13,544)	$(1,243)	$(12,301)	(990%)

Items deducted from or added to earnings from operations to arrive at net (loss) earnings attributable to Century Casinos, Inc. shareholders include interest income, interest expense, gains (losses) on foreign currency transactions and other, income tax (benefit) expense, and non-controlling interests. Increased interest expense negatively impacted net loss attributable to Century Casinos, Inc. shareholders. Interest expense increased primarily due to additional properties added to the Master Lease and increased interest rates under the credit agreement (“Goldman Credit Agreement”) with Goldman Sachs Bank USA.

Following is a summary of the changes in Adjusted EBITDAR** by reportable segment for the three months ended March 31, 2024 compared to the three months ended March 31, 2023:

	Adjusted EBITDAR**
	For the three months
Amounts in	ended March 31,		$	%
thousands	2024	2023	Change	Change
United States	$19,146	$19,772	$(626)	(3%)
Canada	5,141	4,557	584	13%
Poland	757	3,279	(2,522)	(77%)
Corporate and Other	(3,794)	(1,554)	(2,240)	(144%)
Consolidated	$21,250	$26,054	$(4,804)	(18%)

Balance Sheet and Liquidity

As of March 31, 2024, the Company had $136.5 million in cash and cash equivalents compared to $171.3 million in cash and cash equivalents at December 31, 2023. Cash and cash equivalents decreased primarily due to tax payments related to the September 2023 sale and leaseback of our Canada properties of $12.2 million and purchases of property and equipment of $18.4 million. As of March 31, 2024, the Company had $342.0 million in outstanding debt compared to $346.8 million in outstanding debt at December 31, 2023.  The outstanding debt as of March 31, 2024 included $339.5 million related to the term loan under the Goldman Credit Agreement and $2.5 million of bank debt related to Century Resorts Management GmbH (“CRM”). The Company also has a $654.8 million long-term financing obligation under its Master Lease.

* Amounts presented are rounded. As such, rounding differences could occur in period over period changes and percentages reported.

** Adjusted EBITDAR, Adjusted EBITDAR margin and Net Debt are Non-US GAAP financial measures. See discussion and reconciliation of Non-US GAAP financial measures in Supplemental Information below.

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Conference Call Information

Today the Company will post a copy of its quarterly report on Form 10-Q filed with the SEC for the quarter ended March 31, 2024 on its website at www.cnty.com/investor/financials/sec-filings/. The Company will also post its current presentation, which may be used in one or more meetings with current and potential investors from time to time, at the Company’s website under www.cnty.com/investor/presentations/.

The Company will host its first quarter 2024 earnings conference call today, Thursday,  May  9, 2024 at 10:00 am EDT / 8:00 am MDT. U.S. domestic participants should dial 800-343-4136. For all international participants, please use 203-518-9843 to dial-in. The conference ID is ‘Casinos’. Participants may listen to the call live at http://join.eventcastplus.com/eventcastplus/Century-Casinos-Q1-2024-Earnings-Call or obtain a recording of the call on the Company’s website until May 31, 2024 at

www.cnty.com/investor/financials/sec-filings/.

* Amounts presented are rounded. As such, rounding differences could occur in period over period changes and percentages reported.

** Adjusted EBITDAR, Adjusted EBITDAR margin and Net Debt are Non-US GAAP financial measures. See discussion and reconciliation of Non-US GAAP financial measures in Supplemental Information below.

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CENTURY CASINOS, INC. AND SUBSIDIARIES

UNAUDITED FINANCIAL INFORMATION – US GAAP BASIS

Condensed Consolidated Statements of Loss

	For the three months
	ended March 31,
Amounts in thousands, except for per share information	2024	2023
Operating revenue:
Net operating revenue	$136,017	$108,508
Operating costs and expenses:
Total operating costs and expenses	127,730	91,199
Earnings from equity investment	—	1,091
Earnings from operations	8,287	18,400
Non-operating (expense) income, net	(23,967)	(13,746)
(Loss) earnings before income taxes	(15,680)	4,654
Income tax benefit (expense)	3,986	(1,623)
Net (loss) earnings	(11,694)	3,031
Net earnings attributable to non-controlling interests	(1,850)	(4,274)
Net loss attributable to Century Casinos, Inc. shareholders	$(13,544)	$(1,243)

Net loss per share attributable to Century Casinos, Inc. shareholders:
Basic	$(0.45)	$(0.04)
Diluted	$(0.45)	$(0.04)

Weighted average common shares
Basic	30,420	30,056
Diluted	30,420	30,056

Condensed Consolidated Balance Sheets
	March 31,	December 31,
Amounts in thousands	2024	2023
Assets
Current assets	$176,075	$207,017
Property and equipment, net	917,695	913,561
Other assets	241,722	239,084
Total assets	$1,335,492	$1,359,662

Liabilities and Equity
Current liabilities	$85,290	$93,619
Non-current liabilities	1,051,253	1,051,602
Century Casinos, Inc. shareholders' equity	106,051	121,392
Non-controlling interests	92,898	93,049
Total liabilities and equity	$1,335,492	$1,359,662

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CENTURY CASINOS, INC. AND SUBSIDIARIES

UNAUDITED SUPPLEMENTAL INFORMATION

Reconciliation of Adjusted EBITDAR* to Net Earnings (Loss) Attributable to Century Casinos, Inc. Shareholders by Reportable Segment.

	For the three months ended March 31, 2024
Amounts in thousands	United States	Canada	Poland	Corporate and Other	Total
Net (loss) earnings attributable to Century Casinos, Inc. shareholders	$(2,782)	$1,132	$3	$(11,897)	$(13,544)
Interest expense (income), net (1)	11,746	2,907	(35)	10,511	25,129
Income tax (benefit) expense	(2,273)	728	151	(2,592)	(3,986)
Depreciation and amortization	10,288	1,149	538	56	12,031
Net earnings attributable to non-controlling interests	1,777	71	2	—	1,850
Non-cash stock-based compensation	—	—	—	503	503
Gain on foreign currency transactions, cost recovery income and other	—	(809)	(143)	(356)	(1,308)
Loss (gain) on disposition of fixed assets	390	(37)	241	—	594
Acquisition costs	—	—	—	(19)	(19)
Adjusted EBITDAR	$19,146	$5,141	$757	$(3,794)	$21,250

(1)	See “Summary of Interest Expense (Income), Net” below for a breakdown of interest expense and “Cash Rent Payments” below for more information on the rent payments related to the Master Lease.

	For the three months ended March 31, 2023
Amounts in thousands	United States	Canada	Poland	Corporate and Other	Total
Net earnings (loss) attributable to Century Casinos, Inc. shareholders	$5,375	$1,867	$1,574	$(10,059)	$(1,243)
Interest expense (income), net (1)	7,119	523	(95)	9,957	17,504
Income tax expense (benefit)	1,776	1,634	632	(2,419)	1,623
Depreciation and amortization	5,032	1,127	635	61	6,855
Net earnings attributable to non-controlling interests	—	3,488	786	—	4,274
Non-cash stock-based compensation	—	—	—	736	736
(Gain) loss on foreign currency transactions and cost recovery income (2)	—	(4,085)	(254)	7	(4,332)
Loss on disposition of fixed assets	470	3	1	5	479
Acquisition costs	—	—	—	158	158
Adjusted EBITDAR	$19,772	$4,557	$3,279	$(1,554)	$26,054

(1)	See “Summary of Interest Expense (Income), Net” below for a breakdown of interest expense and “Cash Rent Payments” below for more information on the rent payments related to the Master Lease.
(2)	Includes $0.6 million related to the earn out from the sale of casino operations in Calgary in 2020 and $3.5 million cost recovery income for CDR.

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CENTURY CASINOS, INC. AND SUBSIDIARIES

UNAUDITED SUPPLEMENTAL INFORMATION

Adjusted EBITDAR Margins**

	For the three months
	ended March 31,
	2024	2023
United States	20%	30%
Canada	28%	28%
Poland	4%	13%
Corporate and Other	NM (1)	NM
Consolidated	16%	24%

(1)	Not meaningful.

Summary of Interest Expense (Income), Net

	For the three months
	ended March 31,
Amounts in thousands	2024	2023
Interest income	$(686)	$(145)
Interest expense - Credit Agreements	9,899	9,256
Interest expense - VICI Financing Obligation	15,199	7,120
Interest expense - CDR Land Lease (1)	—	513
Interest expense - Deferred Financing Costs	674	674
Interest expense - Misc	43	86
Interest expense (income), net	$25,129	$17,504

(1)	The CDR Land Lease ended on September 6, 2023 in conjunction with the sale and leaseback of our Canada properties.

Cash Rent Payments

	For the three months
	ended March 31,
Amounts in thousands	2024	2023
Master Lease	$9,444	$6,866
CDR Land Lease	—	486
Nugget Lease (1)	1,263	—

(1)

Represents payments with respect to the 50% interest in the Nugget Lease owned by Marnell Gaming LLC through Smooth Bourbon, LLC (“Smooth Bourbon”), a 50% owned subsidiary of the Company that owns the real estate assets underlying the Nugget Casino Resort.

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CENTURY CASINOS, INC. AND SUBSIDIARIES

UNAUDITED SUPPLEMENTAL INFORMATION

The table below shows the Company’s reporting units and operating segments that are included in each of the Company’s reportable segments as of March 31, 2024.

Reportable Segment	Operating Segment	Reporting Unit
United States	East	Mountaineer Casino, Resort & Races
Rocky Gap Casino, Resort & Golf
	Midwest	Century Casino & Hotel — Central City
Century Casino & Hotel — Cripple Creek
Century Casino & Hotel — Cape Girardeau
Century Casino Caruthersville and The Farmstead
	West	Nugget Casino Resort and Smooth Bourbon, LLC
Canada	Canada	Century Casino & Hotel — Edmonton
Century Casino St. Albert
Century Mile Racetrack and Casino
Century Downs Racetrack and Casino
Poland	Poland	Casinos Poland
Corporate and Other	Corporate and Other	Cruise Ships & Other (1)
Corporate Other (2)

(1)	The Company operated on ship-based casinos through April 16, 2023.
(2)

The Company’s equity interest in Smooth Bourbon was included in the Corporate Other reporting unit until April 3, 2023, when the Company acquired the Nugget Casino Resort and the Company began consolidating Smooth Bourbon.

* We define Adjusted EBITDAR as net earnings (loss) attributable to Century Casinos, Inc. shareholders before interest expense (income) (including interest expense related to the Master Lease), net, income taxes (benefit), depreciation, amortization, non-controlling interests net earnings (losses) and transactions, pre-opening expenses, acquisition costs, non-cash stock-based compensation charges, asset impairment costs, loss (gain) on disposition of fixed assets, discontinued operations, (gain) loss on foreign currency transactions, cost recovery income and other, gain on business combination and certain other one-time transactions. The Master Lease is accounted for as a financing obligation. As such, a portion of the periodic payment under the Master Lease is recognized as interest expense with the remainder of the payment impacting the financing obligation using the effective interest method. Intercompany transactions consisting primarily of management and royalty fees and interest, along with their related tax effects, are excluded from the presentation of net earnings (loss) attributable to Century Casinos, Inc. shareholders and Adjusted EBITDAR reported for each segment. Not all of the aforementioned items occur in each reporting period, but have been included in the definition based on historical activity. These adjustments have no effect on the consolidated results as reported under GAAP.

Adjusted EBITDAR is used outside of our financial statements solely as a valuation metric and is not considered a measure of performance recognized under GAAP. Adjusted EBITDAR is an additional metric used by analysts in valuing gaming companies subject to triple net leases such as our Master Lease since it eliminates the effects of variability in leasing methods and capital structures. This metric is included as supplemental disclosure because (i) we believe Adjusted EBITDAR is used by gaming operator analysts and investors to determine the equity value of gaming operators and (ii) financial analysts refer to Adjusted EBITDAR when valuing our business. We believe Adjusted EBITDAR is useful for equity valuation purposes because (i) its calculation isolates the effects of financing real estate, and (ii) using a multiple of Adjusted EBITDAR to calculate enterprise value allows for an adjustment to the balance sheet to recognize estimated liabilities arising from operating leases related to real estate.

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Adjusted EBITDAR should not be construed as an alternative to net earnings (loss) attributable to Century Casinos, Inc. shareholders, the most directly comparable GAAP measure, as indicators of our performance. In addition, Adjusted EBITDAR as used by us may not be defined in the same manner as other companies in our industry, and, as a result, may not be comparable to similarly titled non-GAAP financial measures of other companies. Consolidated Adjusted EBITDAR should not be viewed as a measure of overall operating performance or considered in isolation or as an alternative to net earnings (loss) attributable to Century Casinos, Inc. shareholders, because it excludes the rent expense associated with our Master Lease and several other items.

** The Company defines Adjusted EBITDAR margin as Adjusted EBITDAR divided by net operating revenue. Adjusted EBITDAR margins are a non-US GAAP measure. Management uses these margins as one of several measures to evaluate the efficiency of the Company’s casino operations.

About Century Casinos, Inc.:

Century Casinos, Inc. is a casino entertainment company. In the United States the Company operates the following operating segments: (i) in the East, the Mountaineer Casino, Resort & Races in New Cumberland, West Virginia and Rocky Gap Casino, Resort & Golf in Flintstone, Maryland; (ii) in the Midwest, the Century Casino & Hotel in Cape Girardeau and Century Casino Caruthersville, Missouri, and Century Casino & Hotels in Cripple Creek and Central City, Colorado; and (iii) in the West, the Nugget Casino Resort, in Reno-Sparks, Nevada. In Alberta, Canada the Company operates Century Casino & Hotel in Edmonton, the Century Casino in St. Albert, Century Mile Racetrack and Casino in Edmonton and Century Downs Racetrack and Casino in Calgary. In Poland, the Company operates seven casinos through its subsidiary Casinos Poland Ltd. The Company continues to pursue other projects in various stages of development.

Century Casinos’ common stock trades on The Nasdaq Capital Market® under the symbol CNTY. For more information about Century Casinos, visit our website at www.cnty.com.

FORWARD-LOOKING STATEMENTS, BUSINESS ENVIRONMENT AND RISK FACTORS

This release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These statements are based on the beliefs and assumptions of the management of Century Casinos based on information currently available to management. Such forward-looking statements include, but are not limited to, statements regarding projects in development and other opportunities, including our Caruthersville construction project, reopening our Poland casinos, the Goldman Credit Agreement and obligations under our Master Lease and our ability to repay our debt and other obligations, outcomes of legal proceedings, changes in our tax provisions or exposure to additional income tax liabilities, and plans for our casinos and our Company including expectations regarding 2024, 2025 and later results. Such forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Important factors that could cause actual results to differ materially from the forward-looking statements include, among others, the risks described in the section entitled “Risk Factors” under Item 1A in our Annual Report on Form 10-K for the year ended December 31, 2023, and in subsequent periodic and current SEC filings we may make. Century Casinos disclaims any obligation to revise or update any forward-looking statement that may be made from time to time by it or on its behalf.

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